Exhibit 99.3 - Joint Filers' Signatures


WARBURG PINCUS & CO.


By:    /s/ Scott A. Arenare
       -------------------------------                   Date:   May 22, 2008
       Name:  Scott A. Arenare
       Title: Partner



WARBURG PINCUS LLC


By:    /s/ Scott A. Arenare
       -------------------------------                   Date:   May 22, 2008
       Name:  Scott A. Arenare
       Title: Member



WARBURG PINCUS PARTNERS LLC
  By:  Warburg Pincus & Co., its Managing Member


By:    /s/ Scott A. Arenare
       -------------------------------                   Date:   May 22, 2008
       Name:  Scott A. Arenare
       Title: Partner



By:    /s/ Scott A. Arenare
       -------------------------------                   Date:   May 22, 2008
       Name:  William H. Janeway
       By:  Scott A. Arenare, Attorney in Fact


By:    /s/ Jeffrey A. Harris
       -------------------------------                   Date:   May 22, 2008
       Name:  Jeffrey A. Harris